Exhibit 24

DIGIRAD CORPORATION
LIMITED POWER OF ATTORNEY
SECURITIES LAW COMPLIANCE

Know all by these presents, that the undersigned, as a Section 16 reporting person of Digirad Corporation (the “Company”), hereby constitutes and appoints each of Jeffry R. Keyes and David Fredriks, or either of them acting singly and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1)       execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director or both of the Company, Form ID, Form 3, Form 4 and Form 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2)       do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Form 3, Form 4 and Form 5 (and any amendments thereto) and timely file such form with the United States Securities and Exchange Commission and any other authority; and

(3)       take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Securities Exchange Act of 1934, as amended.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID, Form 3, Form 4 and Form 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 2nd day of February, 2018.

Signed and acknowledged:

Signature:	/s/ Michael DeBeauvernet

Print Name:	Michael DeBeauvernet